PRESS RELEASE
FROM: NLY

                        ANNALY MORTGAGE MANAGEMENT, INC.
                           1211 AVENUE OF THE AMERICAS
                                   SUITE 2902
                            NEW YORK, NEW YORK 10036

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FOR FURTHER INFORMATION

Kathryn Fagan, Chief Financial Officer
212-696-0100
Investor Relations
1- (888) 8Annaly
WWW.ANNALY.COM

FOR IMMEDIATE RELEASE

ANNALY MORTGAGE MANAGEMENT, INC. AGREES TO ACQUIRE FIDAC, GLOBAL DISTRIBUTION PLATFORM AND DIVERSIFICATON ARE KEY ELEMENTS

New York, New York - January 2, 2004 - Annaly Mortgage Management, Inc. (NYSE:
NLY) ("Annaly" or the "Company") announced today that it has signed a definitive merger agreement to acquire Fixed Income Discount Advisory Company ("FIDAC"). FIDAC is a registered investment advisor which, at September 30, 2003, managed, assisted in managing or supervised approximately $13.1 billion in gross assets for a wide array of clients on a discretionary basis. FIDAC is fee-based asset management business with a global distribution reach. FIDAC generally receives annual net investment advisory fees of approximately 10-15 basis points of the gross assets it manages, assists in managing or supervises. Annaly anticipates that the acquisition will have a positive effect on Annaly's earnings per share under current market conditions.

Mr. Farrell, on behalf of FIDAC, approached Annaly about the possibility of Annaly acquiring FIDAC. Annaly's board of directors formed a special committee of independent directors to consider this matter and the special committee retained independent counsel and Lehman Brothers Inc. to act as its financial advisor in connection with the merger. Following negotiations between FIDAC and the special committee, the special committee determined that Annaly should acquire FIDAC and Annaly entered into a Merger Agreement, dated December 31, 2003, by and among, Annaly, FIDAC, FDC Merger Sub, Inc. and the FIDAC stockholders (the "Merger Agreement").

Pursuant to the Merger Agreement, FIDAC will be merged into a newly formed wholly owned subsidiary of Annaly. The closing of the merger is subject to a number of conditions, including the approval of Annaly's stockholders as described below.

Mr. Farrell, Annaly's Chairman of the Board, Chief Executive Officer and President, Wellington J. Denahan, Annaly's Vice Chairman and Chief Investment Officer, Kathryn F. Fagan, Annaly's



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Chief Financial Officer and Treasurer, Jennifer S. Karve, Annaly's Executive
Vice President and Secretary, and other of the Annaly's officers and employees are shareholders of FIDAC. Mr. Farrell, Ms. Denahan and other officers and employees are actively involved in managing mortgage-backed securities and other fixed income assets on behalf of FIDAC.

Under the Merger Agreement with FIDAC, the purchase price will be payable in shares of Annaly's common stock. Upon the consummation of the merger, Annaly will issue shares of its common stock worth $40.5 million, based upon a valuation of shares of its common stock as of December 31, 2003, to the stockholders of FIDAC. The Merger Agreement includes an earn out feature, under which Annaly will pay up to an additional $49.5 million, which will be payable in shares of its common stock, to the stockholders of FIDAC if FIDAC meets certain revenue and pre-tax profit margin targets over the next three years as described in the merger agreement.

The shares of Annaly's common stock issued upon consummation of the merger with FIDAC will be registered under federal securities laws. The shares issued to the stockholders of FIDAC upon consummation of the merger will be subject to restrictions on resale for three years after completion of the merger, subject to certain exceptions. The shares issued to the stockholders of FIDAC under the earn out feature will be subject to restrictions on resale for either two years or one year after the applicable earn out period, subject to certain exceptions.

The merger is subject to the approval of Annaly's stockholders and several other conditions. A vote on the proposed merger will be held at the next meeting of Annaly's stockholders. Approval of the Merger Agreement and the merger will require the affirmative vote of the holders of a majority of Annaly's shares of common stock voting at the stockholder meeting as long as the total vote cast at the stockholder meeting represents a majority of the shares entitled to vote at the stockholder meeting. Pursuant to the Merger Agreement, the FIDAC stockholders have agreed to vote any shares of Annaly's common stock owned of record by them in accordance with, and in the same proportion as, the votes cast by Annaly's stockholders who are not FIDAC stockholders in connection with the merger. Annaly is not certain that its stockholders will approve the merger or that the other conditions to the merger will be satisfied. If the merger is not completed, Annaly expects to continue to operate under a similar cost-sharing arrangement to what it currently has with FIDAC.


Annaly will hold an investor conference call on January 2, 2004 at 10 a.m. EST. The number to call is 1-800-838-4403. The re-play number is 1-800-428-6051 domestically and 1-973-709-2089 internationally and the pass code is 324217. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.


The information contained herein with respect to the proposed merger is neither an offer to sell nor a solicitation of an offer to buy any shares of Annaly's common stock. In connection with the proposed transaction, Annaly will file a proxy statement/prospectus with the Securities and Exchange Commission. Investors and securities holders are urged to carefully read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Annaly and FIDAC, without charge, at www.annaly.com or the SEC website at www.sec.gov. Free copies of Annaly's filings may be obtained by directing a request to 1211 Avenue of the Americas, Suite 2902, New York, NY 10036. Attention: Investor Relations.



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Annaly is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. Annaly has elected to be taxed as a real estate investment trust ("REIT") and currently has 96,074,096 shares of common stock outstanding.

This news release and Annaly's public documents to which it refers contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond Annaly's control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in Annaly's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Annaly does not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.


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